ARTICLES OF AMENDMENT
                                     TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                        INVESCO INTERNATIONAL FUNDS, INC.

      INVESCO International Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Prior to this amendment, the aggregate number of shares which the Company had the authority to issue was one billion five hundred million (1,500,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of fifteen million dollars ($15,000,000). The board of directors designated four series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, as follows:

                  Fund Name & Class                                           Allocated Shares
                  -----------------                                           ----------------
        INVESCO European Fund-Investor Class                       Two hundred million shares(200,000,000)
        INVESCO European Fund-Class C                              One hundred million shares(100,000,000)
        INVESCO International Blue Chip Fund-Investor Class        One hundred million shares(100,000,000)
        INVESCO International Blue Chip Fund-Class C               One hundred million shares(100,000,000)
        INVESCO Latin American Growth Fund-Investor Class          One hundred million shares(100,000,000)
        INVESCO Latin American Growth Fund-Class C                 One hundred million shares(100,000,000)
        INVESCO Pacific Basin Fund-Investor Class                  One hundred million shares(100,000,000)
        INVESCO Pacific Basin Fund-Class C                         One hundred million shares(100,000,000)


      Pursuant to the power  granted to the board of  directors  in Article III,
Section 1, paragraph 2 of the Articles of Amendment and Restatement of the Articles of Incorporation, said Articles of the Company are hereby amended as follows:

                                  ARTICLE III

                                CAPITALIZATION

      Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is one billion five hundred million (1,500,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of fifteen million dollars ($15,000,000.00). Such stock may be issued as full shares or as fractional shares.

      In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designates two series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, as follows:

                  Fund Name & Class                                           Allocated Shares
                  -----------------                                           ----------------
        INVESCO European Fund-Investor Class                       Two hundred million shares(200,000,000)
        INVESCO European Fund-Class C                              One hundred million shares(100,000,000)
        INVESCO International Blue Chip Fund-Investor Class        One hundred million shares(100,000,000)
        INVESCO International Blue Chip Fund-Class C               One hundred million shares(100,000,000)

      Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to allocate may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Amendment and Restatement of the Articles of Incorporation of the Company. The information required by Section 2-607, subsection (b) of the General Corporation Law of Maryland was not changed by these Articles of Amendment.

      THIRD: The provisions set forth in these Articles of Amendment were approved by a majority of the entire board of directors of the Company, in accordance with the requirements of Section 2-607 of the General Corporation Law of Maryland.

      The undersigned President of the Company, who is executing on behalf of the Company these Articles of Amendment, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO International Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 1st day of December 2000.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                       INVESCO INTERNATIONAL FUNDS, INC.



                                       By:/s/ Mark H. Williamson
                                          ----------------------
                                          Mark H. Williamson, President

[SEAL]


WITNESSED:

By:/s/ Glen A. Payne
   -----------------
   Glen A. Payne, Secretary

STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )



      I, Ruth A. Christensen, a Notary Public in the City and County of Denver, State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Witness my hand and official seal this 1st day of December 2000.


                                               /s/ Ruth A. Christensen
                                               --------------------
                                               Notary Public

      My commission expires March 16, 2002